Strong High-Yield Municipal Bond Fund, Inc.
                                   EXHIBIT 16
SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

I.     CURRENT ANNUALIZED YIELD:  30 days ended August 29,
1997
     A.          Formula
                              a-b
               YIELD = 2[(---------- + 1)6 - 1]
                              cd
               Where:                    a =  dividends and interest earned
during the period.
b =  expenses accrued for the period (net of reimbursements).
c =  the average daily number of shares outstanding during the period.

d =  the maximum offering price per share on the last day of the period.
     B.          Calculation
                                        1,944,029.86 - 203,760.70 YIELD =
2[(---------------------------------- +
1)6 - 1]
                                        35,038,005.110 x 10.09
                                             YIELD = 5.98%
II.  TAX-EQUIVALENT YIELD:  30 Days ended August 29, 1997
     A.          Formula
               Tax-Equivalent Yield =         YIELD (as defined
above)
                                             100% - Stated Marginal Tax Rate B.
Calculation
               5.98%/(1 - .31 tax rate*)

               5.98%/.69 = 8.67%
               *31% federal tax rate
III. AVERAGE ANNUAL COMPOUNDED RETURN
     A.          Formula
                                                            _____
               P (1 + T)n = ERV           or   T \n/ERV/P -1
Where:               P =  a hypothetical initial payment of

                                       1
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$10,000
                        T =  average annual total return
               n =  number of years


                    ERV =     ending redeemable value of a hypothetical $10,000
payment made
                    at the beginning of the stated periods at the end of the stated
                    periods.
     B.     Calculation
                              _____
          T = \n/ERV/P - 1
          1.     One-year period 8-31-96 through 8-31-97
                                   ___________
                         13.55% = \1/11,355/10,000 - 1
          2.     Since inception 10-01-93 through 8-31-97
                                        ___________
                        7.37% = \3.917/13,214/10,000 - 1
IV.  TOTAL RETURN
     A.     Formula
          EV-IV
               IV =      TR
Where:               EV = Value at the end of the period,
including reinvestment of all
dividends and capital gains distributions
          IV = Initial value of a hypothetical investment at the net asset value
          TR = Total Return
     B.     Calculation
          EV-IV
               IV =      TR
                     One-year period ended August 31, 1997
                    11,355 - 10,000
                         10,000                =    13.55%

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